EXHIBIT 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the inclusion in this Registration Statement of Central Garden & Pet Company on Form S-4 of our report dated December 4, 2002, (January 30, 2003 as to Note 16), (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in accounting principle), and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California

March 14, 2003